EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
American Health Imaging of Alabama, LLC	Alabama
Radiology Ltd., LLC	Arizona
Tucson Imaging Associates, L.L.C.	Arizona
Tucson Medical Imaging Partners, LLC	Arizona
Lumexa Imaging of Colorado, LLC	Colorado
Diversified Radiology Network, LLC	Colorado
Diversified Radiology of Colorado, Inc.	Colorado
Lumexa Imaging Intermediate Holdings, Inc.	Delaware
Lumexa Imaging of New Jersey, LLC	Delaware
Lumexa Imaging of the Carolinas, LLC	Delaware
Lumexa Imaging Outpatient Intermediate Holdings, Inc.	Delaware
Lumexa Imaging Outpatient, Inc.	Delaware
Lumexa Imaging Outpatient Funding, LLC	Delaware
Lumexa Imaging, Inc.	Delaware
AmericanGrand, LLC	Delaware
Dry Creek Imaging, LLC	Delaware
Grandview Imaging, LLC	Delaware
IH-USRS Imaging, LLC	Delaware
MBX Medical Billing Experts, LLC	Delaware
Medical Finance Group, Inc.	Delaware
SCLTDI JV, LLC	Delaware
Touchstone Imaging of Dry Creek, LLC	Delaware
Touchstone Imaging of Hot Springs, LLC	Delaware
Touchstone Imaging of Oklahoma RE Holdings, LLC	Delaware
Touchstone Imaging of Oklahoma, LLC	Delaware
Touchstone Imaging of Omaha, LLC	Delaware
Touchstone Imaging of Pensacola, LLC	Delaware
Touchstone Medical Imaging, LLC	Delaware
UPMCTDI JV, LLC	Delaware
Windsong Radiology Management, LLC	Delaware
American Health Imaging of Florida, L.L.C.	Florida
Tallahassee Health Imaging, L.L.C.	Florida
American Health Imaging of Augusta, LLC	Georgia
American Health Imaging of Brunswick, LLC	Georgia
American Health Imaging of Canton, L.L.C.	Georgia
American Health Imaging of Cumming, LLC	Georgia
American Health Imaging of Decatur, LLC	Georgia
American Health Imaging of Douglasville LLC	Georgia
American Health Imaging of Fayetteville, LLC	Georgia
American Health Imaging of Georgia, L.L.C.	Georgia
American Health Imaging of Hiram, LLC	Georgia
American Health Imaging of Lawrenceville, L.L.C.	Georgia
American Health Imaging of Marietta, LLC	Georgia
American Health Imaging of Newnan, L.L.C.	Georgia
American Health Imaging of Sandy Springs, LLC	Georgia
American Health Imaging of Savannah, LLC	Georgia

American Health Imaging of West Cobb, L.L.C.	Georgia
American Health Imaging Stand Up MRI, LLC	Georgia
American Health Imaging, Inc.	Georgia
U.S. Radiology, Inc.	Georgia
American Health Imaging of South Carolina, LLC	South Carolina
American Health Imaging of Tennessee, LLC	Tennessee
American Health Imaging of Dallas, LLC	Texas
Bay City Imaging, Inc.	Texas
Beaumont MRI, Inc.	Texas
Blue Stone Frisco JV, LLP	Texas
Blue Stone JV, LLP	Texas
BTDI JV, LLP	Texas
East Side Imaging, Inc.	Texas
Fort Bend Imaging, Inc.	Texas
Gateway Diagnostic Imaging Sherman, LLC	Texas
Gateway Diagnostic Imaging, LLC	Texas
Infinity MRI & Diagnostics Center Pearland - II, L.P.	Texas
Pearland MRI, LLC	Texas
San Antonio Diagnostic Imaging, Inc.	Texas
South Loop MRI Center, Inc.	Texas
Steeplechase Diagnostic Center, Inc.	Texas
Tomball MRI, Inc.	Texas
Touchstone Imaging of Mesquite, LLC	Texas
Touchstone Imaging of Tyler, LLC	Texas
U.S. Imaging, Inc.	Texas